SUB-ITEM 77H

As of May 31, 2015, the following entity owned 25% or more of the voting securities of the Fund:

FUND                             ENTITY                                 PERCENTAGE
MFS Emerging Markets Equity Fund MFS International Diversification Fund   57.69%


As of May 31, 2015, the following entity did not own 25% or more of the voting securities of the Fund:


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|FUND                            |PERSON/ENTITY                           |
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|MFS Emerging Markets Equity Fund|Massachusetts Financial Services Company|
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